SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

(Exact name of registrant as specified in its charter)

UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)
20 Main St., P.O. Box 667	(Zip Code)
Morrisville, VT	05661-0667

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

O	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

O	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

O	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

O	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Amendments to Nonqualified Deferred Compensation Plan of Union Bankshares, Inc. and Union Bank.

      In 1990 Union Bankshares, Inc. ("Bankshares") and its subsidiary, Union Bank ("Bank"), adopted the "Union Bankshares, Inc. Morrisville, Vermont Deferred Compensation Plan and Agreement," an unfunded nonqualified deferred compensation plan for the benefit of the directors and certain officers of Bankshares and Bank (the "1990 Plan"). Under the 1990 Plan, directors and certain officers of Bankshares and Bank were eligible to defer compensation into the plan (i.e., director fees in the case of directors and W-2 compensation in the case of officers). The 1990 Plan was closed to new participants in 1998. Current participants include two executive officers, two retired executive officers, one non-executive officer, and one non-employee director.

      In October 2004, Section 409A was added to the Internal Revenue Code of 1986, as amended ("Section 409A"), which effected sweeping changes in the way in which nonqualified deferred compensation plans were taxed for amounts deferred in taxable years beginning after December 31, 2004. Amounts that were earned and vested as of December 31, 2004, are "grandfathered" under Section 409A and not subject to Section 409A unless the plan under which such amounts were deferred is materially modified after October 3, 2004. Following the enactment of Section 409A, the 1990 Plan was "frozen," and since the effective date of Section 409A there have been no deferrals into the 1990 Plan.

      Section 409A generally applies to nonqualified plans which provide for payment of compensation in a taxable year later than the taxable year in which the recipient becomes vested in the compensation. The provisions of Section 409A require amendments to plans that include: (i) specifying a time for all payments under the plans; (ii) specifying a time for making elective deferrals, the timing and form of distributions under the plans, and the procedures for making and changing participant elections with respect thereto; and (iii) delaying payment of deferred compensation amounts due to any "Specified Employee," as that term is defined in Section 409A.

      On November 19, 2008, the Board of Directors of Bankshares and the Board of Directors of Bank approved an amendment and restatement of the 1990 Plan. These amendments include various provisions designed to bring the 1990 plan into compliance with Section 409A and the

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final regulations promulgated under Section 409A (hereinafter the 1990 Plan, as amended, the "Amended Plan").

      Prior to amendment, the 1990 Plan provided each participant with a fixed annual benefit, payable over 15 years, based on amounts deferred into such plan and the participant's age at the time of the participant's decision to no longer defer amounts into the 1990 Plan. The ability of a participant to trigger the payment of benefits by deciding to no longer defer amounts into the 1990 Plan, without separating from service, did not comply with Section 409A and as such required amendment. The 1990 Plan also contained other provisions non-compliant with Section 409A, including a non-compliant definition of "disability."

      In addition to amending the 1990 Plan to comply with Section 409A, the amendments approved by the Boards of Directors of Bankshares and Bank include an increase in the amount accrued under that plan for the benefit of four current or former employees of the Bank (including one retired and two current executive officers). These additional accruals totaling $154,811 in the aggregate ($102,175 after tax, at an assumed corporate tax rate of 34%), were based on certain assumptions, including discount rate, consistent with past practice under the 1990 Plan and were intended to align projected payouts under the Amended Plan with original commitments made to participants, as disclosed in the benefit schedule attached as Exhibit B to the 1990 Plan document. The portion of the $154,811 additional (pre-tax) accrual allocated to the three executive officer participants was as follows:

Employee	Position(s)	Additional Accrual (pre-tax)
Kenneth Gibbons	Chief Executive Officer, Director	$ 82,568
Marsha Mongeon	Chief Financial Officer	$ 30,939
Cynthia Borck	Vice President (retired 6/30/08), Director	$ 25,525

The additional accruals shown in the table are subject to vesting requirements. Kenneth Gibbons and Marsha Mongeon will vest 50% on December 1, 2009, and 50% on December 1, 2010, assuming that on each such vesting date the individual has not previously voluntarily separated from service or separated from service as a result of termination for cause with a full acceleration of vesting in the event of death. Cynthia Borck will vest 100% on December 1, 2008.

In addition to the supplemental accruals described above, the principal amendments made to the 1990 Plan were as follows:

      1.    Under the Amended Plan, participants that have not already "separated from service" are eligible to elect to receive their accumulated benefit in annual installments over a period not to exceed 15 years, as selected by the participant. Under the 1990 Plan prior to amendment, amounts were payable in annual installments over a period of 15 years.

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2. The Amended Plan includes definitions of "Separation from Service," "Specified Employee," and "Disability" compliant with Section 409A, among other Section 409A compliant definitions.

      3.    The Amended Plan provides that distributions paid to a Specified Employee as a result of his or her termination will be delayed for a period of six months from the date of his or her Separation from Service. Mr. Gibbons and Ms. Mongeon, the current CEO and CFO respectively, are considered to be Specified Employees.

4. The Amended Plan permits certain payment elections to be made prior to January 1, 2009, in compliance with Section 409A transition relief issued by the Internal Revenue Service.

      5.    The Amended Plan provides that the employer may distribute a participant's vested balance at any time if the balance does not exceed the limit in Section 402(g)(l)(B) of the Internal Revenue Code (currently $15,000) and results in the termination of the participant's entire interest in the Amended Plan.

      6.    In order to maintain consistency between the Amended Plan and the Executive Nonqualified Excess Plan adopted by Union Bankshares, Inc. and Union Bank dated December 8, 2006 (the "2006 Excess Plan"), the Amended Plan provides for the establishment of a "rabbi" trust for the purpose of setting aside assets for the payment of benefits under the Amended Plan upon the occurrence of a "change in control" (as defined in the Amended Plan).

7. The Amended Plan provides for vesting of deferred amounts at age 53. The 1990 Plan provided for vesting at age 55.

Amendments to Executive Nonqualified Excess Plan

      On November 19, 2008, the Boards of Directors of Bankshares and Bank also approved an amendment to the 2006 Excess Plan (as defined above) to permit participants to elect to receive payments over a period of 15 years. Prior to such amendment, the maximum period over which payments could be received by a participant was 5 years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

November 25, 2008	/s/ Kenneth D. Gibbons

Kenneth D. Gibbons, Chief Executive Officer

November 25, 2008	/s/ Marsha A. Mongeon

Marsha A. Mongeon, Chief Financial Officer

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